                                                                   EXHIBIT 32.2


Written Statement of the Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of W Holding Company, Inc. (the "Company"), hereby certifies that to the best of his knowledge on the date hereof:

         (a) the Form 10-K of the Company for the Year Ended December 31, 2003, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

                                                 /s/ Freddy Maldonado
                                                -------------------------------
                                                Chief Financial Officer and
                                                Vice-President of Finance
                                                and Investment
                                                March 12, 2004